[LETTERHEAD OF BUCHANAN INGERSOLL & ROONEY PC]

Exhibit 5.6

March 3, 2017

Community Health Systems, Inc. CHS/Community Health Systems, Inc. 4000 Meridian Boulevard Franklin, Tennessee 37067

Re:	Debt Guarantees (as defined below) of Florida Subsidiary Guarantors (as defined below) issued pursuant to Indentures (defined below) filed as exhibits to the Registration Statement (as defined below)

Ladies and Gentlemen:

We have acted as special limited counsel in the State of Florida to the entities listed on Schedule I (collectively, the “Florida Subsidiary Guarantors”), in connection with the Florida Subsidiary Guarantors’ proposed guarantees (the “Debt Guarantees”) of debt securities (collectively, the “Debt Securities”) to be issued from time to time by Community Health Systems, Inc., a Delaware corporation (“Parent”), or CHS/Community Health Systems, Inc., a Delaware corporation (“CHS/CHS” and, together with Parent, the “Issuers”), pursuant to forms of senior and subordinated notes indentures (collectively, the “Indentures”) that were filed with the Securities and Exchange Commission (the “Commission”) as exhibits to Issuers’ registration statement on Form S-3 dated May 6, 2015, as amended by that Post-Effective Amendment No. 1 to Form S-3 dated March 3, 2017 (as amended, the “Registration Statement”). Our engagement for this purpose has been limited in scope solely to our review of the Transaction Documents and Organizational Documents (both as defined below) provided to us, and solely for the purpose of rendering the opinions expressed herein. We have not participated in any other matters related to the Transaction Documents or the transactions contemplated thereby other than this.

In connection with our representation, we have made such legal and factual examinations and inquiries as are pertinent or necessary for the purpose of rendering the opinions herein expressed. We have examined and are familiar with the original or copies, certified or otherwise, identified to our satisfaction, of such documents, records and other instruments as are necessary for the furnishing of this letter.

In rendering our opinions herein, we have relied with respect to factual matters, upon the Officers’ Certificate (defined below), and certificates of public officials referred to below. In addition thereto, we have reviewed and relied upon such records, documents, certificates and other instruments, originals or copies, certified or otherwise, as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:

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(i) (A)	the Articles of Organization certified by the Florida Secretary of State as of the date as shown on Schedule I and the Operating Agreement of each Florida Subsidiary Guarantor which is a Florida limited liability company, and (B) the Certificate of Limited Partnership certified by the Florida Secretary of State as of the date as shown on Schedule I and the Limited Partnership Agreement of each Florida Subsidiary Guarantor which is a Florida limited partnership;

(ii)	the certificate with respect to various factual matters signed by an officer of each of the Florida Subsidiary Guarantors and dated the date of this opinion (the “Officers’ Certificate”);

(iii)	Certificate of Status of each Florida Subsidiary Guarantor issued by the Florida Secretary of State dated as of the date as shown on Schedule I (collectively, the “Certificates of Status,” and individually with respect to a Florida Subsidiary Guarantor, the “Certificate of Status”);

(iv)	Action by Written Consent in Lieu of a Meeting of the Governing Boards (Boards of Directors, Boards of Managers, Managing Members, Sole Members, and General Partners, as applicable) of the Florida Subsidiary Guarantors (among others), dated March 1, 2017 (the “Resolutions”);

(v)	the Indentures; and

(vi)	the Registration Statement.

The documents described in Paragraphs (i) through (iv) above are sometimes collectively hereinafter referred to as the “Organizational Documents.” The documents described in Paragraphs (v) and (vi) above are hereinafter collectively referred to as the “Transaction Documents”. The Organizational Documents and the Transaction Documents shall collectively be referred to as the “Opinion Documents.”

We have also reviewed such other documents, instruments and certificates as we have deemed relevant or necessary to form the basis for the opinions set forth in this opinion letter.

For the purposes of this opinion, we have assumed, without independent verification or investigation, (i) the genuineness of all signatures of, and the authority of, persons signing the Opinion Documents, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or copies, (iv) the Transaction Documents accurately reflect the complete understanding of the parties with respect to the transactions contemplated thereby and the rights and obligations of the parties thereunder, (v) all documents which are intended to be recorded or filed have, in fact, been or will be properly recorded or filed, and unless expressly stated otherwise, the opinions expressed herein assume such recording and filing, (vi) the due authorization, execution and delivery of the Transaction Documents by the parties thereto other than the Florida Subsidiary Guarantors, and (vii) the due execution and delivery of the Transaction Documents by the Florida Subsidiary Guarantors.

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Based on the foregoing, and subject to the assumptions, exceptions, limitations hereinabove and hereinafter stated, it is our opinion that:

1. Each of the Florida Subsidiary Guarantors is a validly existing limited liability company or limited partnership, as the case may be, organized and based on the Certificates of Status, in good standing under the laws of the State of Florida.

2. Each of the Florida Subsidiary Guarantors has the requisite limited liability company or limited partnership power, as the case may be, to guarantee the Debt Securities pursuant to the terms of the Indentures and to perform its obligations under the Debt Guarantees.

3. The Debt Guarantees, upon being duly authorized by all necessary limited liability company or limited partnership action, as the case may be, executed by an authorized signatory and delivered, will be validly authorized, executed, and delivered for limited liability company or limited partnership law purposes, as applicable, by each Florida Subsidiary Guarantor.

No opinion is given or expressed, nor should any opinion be inferred or implied, as to the truthfulness, completeness or accuracy of any representation, warranty, certification or statement by any of the parties to the Opinion Documents or any document or item referred to or described in the Opinion Documents.

This opinion letter is limited to the matters expressly stated herein. No opinions are to be inferred or implied beyond the opinions expressly so stated.

No opinion is expressed herein with respect to any provision of the Transaction Documents that: (a) purports to excuse a party from liability for the party’s own acts; (b) purports to make void any act done in contravention thereof; (c) purports to authorize a party to act in the party’s sole discretion or purports to provide that determination by a party is conclusive; (d) requires waivers or amendments to be made only in writing; (e) purports to effect waivers of: (i) constitutional, statutory or equitable rights, (ii) the effect of applicable laws, (iii) any statute of limitations, (iv) broadly or vaguely stated rights, (v) unknown future defenses, or (vi) rights to damages; (f) imposes or permits: (i) liquidated damages, (ii) the appointment of a receiver, (iii) penalties, (iv) indemnification for gross negligence, willful misconduct or other wrongdoing, (v) confessions of judgment, or (vi) rights of self-help or forfeiture; (g) purports to limit or alter laws requiring mitigation of damages; (h) concerns choice of forum, consent or submission to the personal or subject matter jurisdiction of courts, venue of actions, means of service of process, waivers of rights to jury trials, and agreements regarding arbitration; (i) purports to reconstitute the terms thereof as necessary to avoid a claim or defense of usury; (j)

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purports to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees; (k) relates to the evidentiary standards or other standards by which the Opinion Documents are to be construed, including, but not limited to, provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings; (l) prohibits or unreasonably restricts: (i) competition, (ii) the solicitation or acceptance of customers, business relationships or employees, (iii) the use or disclosure of information, or (iv) activities in restraint of trade; (m) enumerates that remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative; (n) constitutes severability provisions; (o) permits the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform; (p) purports to create rights to setoff otherwise than in accordance with applicable law; (q) contains a blanket prohibition on assignments or a specific prohibition on assignment of payments due or to come due; or (r) purports to entitle any party to specific performance of any provision thereof.

As used herein, “applicable laws” shall mean those provisions of statutory law or regulation which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents without our having made any special investigation as to the applicability of any specific law or regulation and which are not subject of a specific opinion herein referring expressly to a particular law or laws.

Our opinions are further subject to the following qualifications and limitations: (i) provisions in the Transaction Documents which provide that any obligations of any Florida Subsidiary Guarantor thereunder will not be affected by the action or failure to act on the part of any other party thereto or by an amendment or waiver of the provisions contained in the other Transaction Documents might not be enforceable under circumstances in which such action, failure to act, amendment or waiver so materially changes the essential terms of the obligations that, in effect, a new contract has arisen between the parties; (ii) our opinions do not relate to any documents or instruments other than the Opinion Documents, and we express no opinion as to such other documents or instruments (including, without limitation, any documents or instruments referenced or incorporated in any of the Transaction Documents) or as to the interplay between the Opinion Documents and any such other documents and instruments; and (iii) we express no opinion as to any security interest created or purported to be created under the Transaction Documents.

Where our opinion herein with respect to the existence or absence of facts is indicated to be based on or to our knowledge, it is intended to signify that during the course of our representation as special counsel to the Florida Subsidiary Guarantors, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. When a matter is stated herein to be “to our knowledge” it means the actual present knowledge of those persons in our firm who have given substantive attention to the transactions contemplated in the Transaction Documents and does not include constructive knowledge of

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matters or information. We have made no independent examination of factual matters set forth in the Officers Certificate or of any representation made under the Transaction Documents for the purpose of rendering this opinion. Without limiting the generality of the foregoing, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the representation undertaken by us.

Such phrase does not imply that we have undertaken any independent investigation within our firm, with the Florida Subsidiary Grantors or with any third party to determine the existence or absence of any facts or circumstances, and no inference should be drawn merely from our past or current representation of the Florida Subsidiary Guarantors.

This firm takes no responsibility for updating our opinion to take into account any event, action, interpretation, change of law or similar item after the date hereof.

We are licensed to practice law in the State of Florida, and we have not examined the laws of any other jurisdiction in connection with this opinion letter. Accordingly, the foregoing opinions apply only with respect to the present laws of the State of Florida, and we express no opinion with respect to the laws of any other jurisdiction. We do not express any opinion as to any parties to the Transaction Documents other than the Florida Subsidiary Guarantors.

This opinion is rendered pursuant to your request in connection with the filing of the Registration Statement and speaks only as of the date hereof. We assume no responsibility or obligation to update this opinion or to take into account changes in law, facts or any other developments of which we may later become aware.

This opinion letter has been prepared and is to be construed in accordance with the Report on Third-Party Legal Opinion Customary Practice in Florida dated December 3, 2011 issued by the Legal Opinions Standard Committee of The Florida Bar Business Law Section and the Legal Opinions Committee of The Florida Bar Real Property, Probate and Trust Law Section Business Law Section and the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law as published in 57 Bus. Law. 875 (Feb. 2002) (the “Reports”). The Reports are incorporated by reference into this opinion.

We hereby consent to any reliance on this opinion letter and the opinions provided herein by the law firm Hodgson Russ LLP in connection with the legal opinion provided by that law firm that is in included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

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Except as expressly stated herein, this opinion is not to be furnished, quoted or referred to any other party or governmental agency without this law firm’s prior written consent; provided, however, that this opinion letter may be furnished to (a) regulatory authorities having jurisdiction over you, provided that you are legally compelled to do so, and (b) to other parties as required by law or a court of competent jurisdiction.

Sincerely,

/s/ BUCHANAN INGERSOLL & ROONEY PC

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Schedule I

Florida Subsidiary Guarantors

Name of Florida Subsidiary Guarantor	Date of Certified Articles of Organization	Date of Certificate of Status	Date of Operating Agreement/Limited Partnership Agreement

Brevard HMA Holdings, LLC	February 16, 2017	February 16, 2017	January 27, 2014

Brevard HMA Hospitals, LLC	February 16, 2017	February 16, 2017	January 27, 2014

Citrus HMA, LLC	February 16, 2017	February 16, 2017	January 27, 2014

HMA Santa Rosa Medical Center, LLC	February 16, 2017	February 16, 2017	January 27, 2014

Hospital Management Associates, LLC	February 16, 2017	February 16, 2017	January 27, 2014

Hospital Management Services of Florida, LP	February 16, 2017	February 16, 2017	January 7, 2013, as amended February 16, 2017

Key West HMA, LLC	February 16, 2017	February 16, 2017	January 27, 2014

Melbourne HMA, LLC	February 16, 2017	February 16, 2017	January 27, 2014

Naples HMA, LLC	February 16, 2017	February 16, 2017	January 27, 2014

Pasco Regional Medical Center, LLC	February 16, 2017	February 16, 2017	February 16, 2017

Port Charlotte HMA, LLC	February 16, 2017	February 16, 2017	January 27, 2014

Punta Gorda HMA, LLC	February 16, 2017	February 16, 2017	January 27, 2014

Rockledge HMA, LLC	February 16, 2017	February 16, 2017	January 27, 2014

Sebastian Hospital, LLC	February 16, 2017	February 16, 2017	January 27, 2014

Sebring Hospital Management Associates, LLC	February 16, 2017	February 16, 2017	January 27, 2014

Venice HMA, LLC	February 16, 2017	February 16, 2017	January 27, 2014